UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Science Center Drive, San Diego, California, 92121-1117

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 18, 2009, Glycomed, Inc. (“Glycomed”), a wholly owned subsidiary of Ligand Pharmaceuticals Incorporated (together with Glycomed, the “Company” or “Ligand”), entered into an exclusive license agreement (the “License Agreement”) with ParinGenix Inc. (“ParinGenix”). Pursuant to the terms of the License Agreement, ParinGenix was granted the exclusive license, with the right to sublicense, to develop, manufacture and commercialize products under certain specified U.S. patents relating to certain desulfated heparin compounds for the potential treatment of COPD and other indications (“Licensed Products”).

Under the terms of the License Agreement, Ligand will receive an up-front payment of $350,000 and a 3% royalty on net sales by ParinGenix in the United States of Licensed Products. The royalty term for each Licensed Product expires on a country by country basis upon the later of five years after the first commercial sale of such Licensed Product or five years after expiration of the last to expire licensed patent with claims covering such Licensed Product (the “Royalty Term”). ParinGenix will direct and be responsible for all costs related to the development, manufacture and commercialization of Licensed Products.

The term of the License Agreement commenced on June 18, 2009 and continues on a Licensed Product by Licensed Product and country by country basis until the expiration of the last Royalty Term for any Licensed Product, unless terminated earlier. Either party may terminate the License Agreement upon a specified number of days notice in the event of a material uncured breach of the License Agreement by the other party. Ligand also has the right to terminate the License Agreement if ParinGenix, or a sublicensee, does not complete the first commercial sale of a Licensed Product within a specified period. ParinGenix may extend the date required for the first commercial sale on a year by year basis, with the payment of a specified fee for each annual extension. Pursuant to the License Agreement, termination of the License Agreement will terminate all rights and licenses granted to ParinGenix under the License Agreement and any and all sublicenses will be automatically assigned to Ligand.

The License Agreement contains covenants requiring Ligand to use commercially reasonable efforts to prosecute and maintain the licensed patents at its sole expense. ParinGenix shall have the first right, but not the obligation, to bring, at its own expense, an infringement action against any third party, provided that certain specified infringement settlements are invalid or unenforceable without Ligand’s prior written consent.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2009, requesting confidential treatment for certain portions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date: June 24, 2009	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary